EXHIBIT 14

                     Consent of PricewaterhouseCoopers LLP





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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 9, 2001, relating to the financial statements and financial highlights of The Phoenix Edge Series Fund appearing in the December 31, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We further consent to the reference to us under the headings "Management and Other Service Providers" and "Surviving Series Financial Highlights" in the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus of The Phoenix Edge Series Fund dated October 29, 2001 and under the headings "Financial Statements" and "Independent Accountants" in the Statement of Additional Information of The Phoenix Edge Series Fund dated October 29, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 16, 2002